Exhibit 10.3

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (“AGREEMENT”), effective July 27, 2012, is entered into by and between Mericol, Inc., a Nevada corporation (the “Company”), and Philip Dias (the “Employee”), an individual.

WHEREAS, the Employee is willing to enter into this Agreement with the Company upon the terms and conditions herein set forth; and

WHEREAS, in connection with entering into this Agreement, the Employee is willing to enter into the Redemption Agreement (“Redemption Agreement”);

NOW, THEREFORE, in consideration of the premises and covenants herein contained, the parties hereto agree as follows:

1.           Term of Agreement.  Subject to the terms and conditions hereof, the term of employment of the Employee under this Employment Agreement shall be for the period commencing on July 27, 2012 (the “Commencement Date”) and terminating on July 26, 2013, unless sooner terminated as provided in accordance with the provisions of Section 5 hereof.  (Such term of this agreement is herein sometimes called the “Retained Term”).

2.           Employment.  As of the Commencement Date, the Company hereby agrees to employ the Employee as President and Chief Executive Officer (“CEO”) of the Company with such duties as assigned from time to time by the Company, and the Employee hereby accepts such employment and agrees to perform his duties and responsibilities hereunder in accordance with the terms and conditions hereinafter set forth.

3.           Duties and Responsibilities.

a.
Duties.  Employee shall perform such duties as are usually performed by a CEO with such duties as assigned from time to time by the Company and will be consistent of a business similar in size and scope as the Company and such other reasonable additional duties as may be prescribed from time-to-time by the Company’s board of directors which are reasonable and consistent with the Company’s operations, taking into account Employee’s expertise and job responsibilities. This agreement shall survive any job title or responsibility change.  All actions of Employee shall be subject and subordinate to the review and approval of the board of directors.  The board of directors shall be the final and exclusive arbiter of all policy decisions relative to the Company’s business.

b.
Devotion of Time.  During the term of this agreement, Executive agrees to devote the necessary time to the business and affairs of the Company (including their subsidiaries) to the extent necessary to discharge the responsibilities assigned to Executive and to use reasonable best efforts to perform faithfully and efficiently such responsibilities.  During the term of this Agreement it shall not be a violation of this Agreement for Executive to manage personal investments or companies in which personal investments are made so long as such activities do not interfere with the performance of Executive’s responsibilities with the Company and which companies are not in direct competition with the Company.

4.           Compensation During the Term.

(a)           Shares of Stock.  In consideration for services to be rendered pursuant to this Agreement, Employee shall be issued 400,000 shares of preferred shares of the Company, which shall have 15x voting rights and will automatically convert into common on one for one basis after 18 months. These shares shall be subject to the Redemption Agreement.

(b)           Compensation.  Beginning July 27, 2012 the Employee will be compensated $80,000 per year.

(c)           Expense Reimbursement.  Upon the Commencement Date, the Employee shall be entitled to reimbursement of all reasonable, ordinary and necessary business related expenses incurred by him in the course of his duties, including all travel-related expenses, and upon compliance with the Company’s procedures.

5.          Termination.

(a)	Employee's employment under the Agreement may be terminated under any of the following circumstances:

(i)           Immediately by the Company, upon the death of Employee.

(ii)           By the Employee at any time upon 15 days written notice.

(iii)          Immediately, upon written notice by the Company for Cause which for purposes of the Agreement shall be defined as (i) Employee's willful breach of any term or provision of the Agreement which breach shall have remained substantially uncorrected for 5 days with an opportunity to cure following written notice to the Employee; or (ii) the conviction by the Employee of a felony or an act of fraud against the Company.

(b)
Effects of Termination.  In the event that the Agreement is terminated pursuant to Section 5(a) or upon expiration of the term of the Agreement, neither the Employee nor the Company shall have any further obligations hereunder except for (a) obligations occurring prior to the date of termination, and (b) obligations, promises or covenants contained herein which are expressly made to extend beyond the term of the Agreement. In the event the Company terminates the Agreement for any reason other than as set forth in Section 5(a) then Employee is entitled to receive forty thousand dollars ($40,000.00) payable in four (4) monthly installments.

6.           Confidentiality.

(a)           In connection with the performance of the Duties, the Employee acknowledges that it will acquire Proprietary Information (as defined below) from the Company and/or its affiliates (collectively the “Company Group”).  The use of the word “Company” in this Agreement shall also include when referring to the rights or obligations of the Company shall include the Company Group as appropriate or applicable in the context used.  The Employee agrees that all Proprietary Information acquired by him hereunder shall be safeguarded with the same degree of control and care as a reasonably prudent person would exercise with respect to his or her own similar information, and that the same shall be returned to the owner of such Proprietary Information upon the owner’s request.

(b)           The Employee agrees (i) to treat in strict confidence any proprietary or other confidential information received from the Company Group (whether written or verbal), including, without limitation, client lists, lists of referral sources, business prospects, pricing and cost information, operating results, employees’ names, compensation and other information, regulatory and legal issues, accounting and reporting matters, trade secrets, patents, copyrights, concepts, inventions, processes, formulas, know-how, data and information, whether such information is of a technical or a business nature, and all copies of any of the foregoing whether or not in writing or in any electronic or computer storage medium (“Proprietary Information”), (ii) that he will not disclose any Proprietary Information to third parties, except as specifically permitted herein, and (iii) that he will not use any Proprietary Information for any purpose not contemplated by this Agreement without the written permission of the Company, including any use for personal gain or benefit whether directly or indirectly.

(c)           Information that is to be excluded from the term “Proprietary Information” is any information that:

(i)	has been published or is otherwise in the public domain at the time of the disclosure;

(ii)	becomes public through no fault of Employee or of the party receiving such information;

(iii)
was already in the possession of Employee prior to employment or the party receiving such information is rightfully in possession thereof without knowledge of, or a breach of, any applicable confidentiality requirements or other restrictions;

(iv)
is obtained from a third party who is lawfully in possession of said information and is not subject to a contractual or fiduciary relationship to the party receiving or providing such information or any other person; or

(v)	is disclosed pursuant to a mandatory requirement of a governmental agency or by operation of law.

(d)           The provisions of this Section 6 shall apply for so long as Employee provides services to the Company Group in any capacity, whether or not pursuant to this Agreement, and shall survive the termination of this Agreement for so long as the information remains Proprietary Information.

7.           Revealing of Trade Secrets, etc.  Employee acknowledges the interest of the Company in maintaining the confidentiality of information related to its business and shall not at any time during the Employment Term or thereafter, directly or indirectly, reveal or cause to be revealed to any person or entity the supplier lists, customer lists or other confidential business information of the Company; provided, however, that the parties acknowledge that it is not the intention of this paragraph to include within its subject matter (a) information not proprietary to the Company, (b) information which is then in the public domain through no fault of Employee, or (c) information required to be disclosed by law.

8.           Indemnification.  In the event Employee is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Company against Employee, by reason of the fact that Employee was performing services under this Agreement or that Employee was or is an officer, director or employee of the Company, then the Company shall indemnify, hold harmless and defend Employee against all expenses (including attorneys' fees and expenses), judgements, fines and amounts paid in settlement, as actually and reasonably incurred by Employee in connection therewith, to the maximum permitted by applicable law.  The advance of expenses shall be mandatory to the extent permitted by applicable law.  In the event that both Employee and the Company are made party to the same third-party action, complaint, suit or proceeding, the Company agrees to engage counsel, and Employee consents to use the same counsel, which consent will not be unreasonable withheld, provided that if counsel selected by the Company shall have a conflict of interest that prevents such counsel from representing Employee and the Company at the same time, Employee may engage separate counsel and the Company shall pay all reasonable attorneys' fees and expenses of separate counsel.  The Company shall not be required to pay the fees of more than one law firm except as described in the preceding sentence.  Further, while Employee is expected to faithfully discharge his duties under this Agreement, Employee shall not be held liable to the Company for errors or omissions made in good faith where Employee has not exhibited intentional misconduct or performed criminal or fraudulent acts.  Notwithstanding the above, the Company’s obligation to indemnify Employee is subject to any prohibitions as a matter of law that the company cannot indemnify the Employee.

9.           Non-Solicitation.  During the Restricted Period, without the prior written consent of the Company, the Employee shall not, directly or indirectly: (i) contact or solicit any current, former, or known potential customer of the Company or any of the customer’s subsidiaries, or affiliates; or (ii) hire or solicit, or cause others to hire or solicit, for employment by any person other than the Company or any affiliate or successor of the Company, any employee of, or person employed within the two years preceding the Employee's hiring or solicitation of such person by, the Company and its affiliates or successors or encourage any such employee to leave his or her employment.

10.       Arbitration.  If a dispute should arise regarding this Agreement, all claims, disputes, controversies, differences or other matters in question arising out of this relationship shall be settled finally, completely and conclusively by arbitration of three arbitrators, which is mutually agreed upon, in Houston, Texas, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules").  Arbitration shall be initiated by written demand. If agreement on the composition of the panel is not possible, the rules of the American Arbitration Association shall prevail. This Agreement to arbitrate shall be specifically enforceable only in the District Court of Harris County, Texas.  A decision of the arbitrators shall be final, conclusive and binding on the Company and the Employee, and judgment may be entered in the District Court of Harris County, Texas, for enforcement and other benefits.  On appointment, the arbitrators shall then proceed to decide the arbitration subjects in accordance with the Rules.  Any arbitration held in accordance with this paragraph shall be private and confidential.  The matters submitted for arbitration, the hearings and proceedings and the arbitration award shall be kept and maintained in strictest confidence by Employee and the Company and shall not be discussed, disclosed or communicated to any persons.  On request of any party, the record of the proceeding shall be sealed and may not be disclosed except insofar, and only insofar, as may be necessary to enforce the award of the arbitrators and any judgment enforcing an award.  The prevailing party shall be entitled to recover reasonable and necessary attorneys' fees and costs from the non-prevailing party.

11.           Survival.  In the event that this Agreement shall be terminated, then notwithstanding such termination, the obligations of Employee pursuant to Section 6 and Section 7 of this Agreement shall survive such termination and any obligations of the Company pursuant to Section 4 of this Agreement shall survive such termination.

12.           Contents of Agreement, Parties in Interest, Assignment, etc.  This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof.  All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Employee hereunder which are of a personal nature shall neither be assigned nor transferred in whole or in part by Employee.  This Agreement shall not be amended except by a written instrument duly executed by the parties.

13.           Severability; Construction.  If any term or provision of this Agreement shall be held to be invalid or unenforceable for any reason, such term or provision shall be ineffective to the extent of such invalidity or unenforceability without invalidating the remaining terms and provisions hereof, and this Agreement shall be construed as if such invalid or unenforceable term or provision had not been contained herein.  The parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

14.           Notices.  Any notice, request, instruction or other document to be given hereunder by any party to the other party shall be in writing and shall be deemed to have been duly given when delivered personally; or five (5) days after dispatch by registered or certified mail, postage prepaid, return receipt requested; or one (1) day after dispatch by overnight courier service; in each case, to the party to whom the same is so given or made:

If to the Company addressed to:

Mericol, Inc.
____________________________

____________________________

If to Employee addressed to:
_____________________________

            ______________________________

the addresses set forth on the signature page below

or to such other address as the one party shall specify to the other party in writing.

15.           Counterparts and Headings.  This agreement may be executed in one or more counterparts, each of which shall be deemed an original and all which together shall constitute one and the same instrument.  All headings are inserted for convenience of reference only and shall not affect the meaning or interpretation of this agreement.

16.           GOVERNING LAW, JURISDICTION, VENUE, AND ATTORNEYS’ FEES.  THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.  IN THE EVENT OF ANY CONFLICT RELATING TO OR ARISING OUT OF THIS AGREEMENT, IN WHOLE OR IN PART, THE PARTIES AGREE TO THE EXCLUSIVE JURISDICTION OF THE STATE OR FEDERAL DISTRICT COURTS IN HOUSTON, HARRIS COUNTY, TEXAS AND AGREE TO EXCLUSIVE VENUE IN SUCH COURTS.  IN THE EVENT OF LEGAL PROCEEDINGS HEREUNDER, THE PARTY SUBSTANTIALLY PREVAILING ON THE MERITS SHALL BE ENTITLED TO AN AWARD OF ATTORNEYS’ FEES AND COSTS.  ANY PARTY MAY REQUEST AND OBTAIN A NON-BINDING MEDIATION HEARING AFTER FILING A LAWSUIT HEREUNDER IN HOUSTON, TEXAS, WITH COSTS TO BE SHARED EQUALLY, AND THE MEDIATOR SHALL BE APPOINTED BY THE COURT IF THE PARTIES CANNOT AGREE TO A MEDIATOR.

17.           Waiver.  The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party’s right to subsequently enforce and compel strict compliance with every provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

COMPANY:	EMPLOYEE:

Mericol, Inc.	Philip Dias

By:
Name:	Address: _______________________
Title:	_______________________

EXHIBIT A

REDEMPTION AGREEMENT

THIS REDEMPTION AGREEMENT (the “Agreement”) is made and entered into as of the date set forth on the signature page below, between Mericol, Inc. (the “Company”), and Philip Dias (“Holder”).

WHEREAS, the Holder has agreed to serve as a consultant and/or an employee of the Company pursuant to the terms and conditions set forth in the employment agreement entered into by and between Holder and Company (“Employment Agreement”);

WHEREAS, the Holder received shares of the Company’s common stock, in the amount set forth on the signature page below (the “Company Shares”), pursuant to the Employment Agreement;

WHEREAS, as consideration for receiving the Company Shares initially, the Holder hereby gives the Company the right to redeem a portion of the Company Shares based upon the following criteria as set forth in Section 2 of this Redemption Agreement;

NOW, THEREFORE, for consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           The Holder agrees not to sell, pledge, hypothecate, transfer, assign or in any other manner dispose of any of the Company Shares on the terms and conditions set forth therein.

2.           The Holder agrees that if he ceases to be an Employee for any or no reason at any time during the 12 month period from the date hereof, the Company has the right to purchase an amount of shares equal to the multiple of the (i) number of Shares times (ii) the following fraction, the numerator being (a) 365 less the number of days elapsed between the date hereof and the date the Holder ceased to serve as an employee of Company and the denominator being (b) 365. The redemption price shall be the multiple of $.0001 times the amount of Shares to be purchased.

3.           Except as otherwise provided in this Agreement or any other agreements between the parties, the Holder shall be entitled to his beneficial rights of ownership of the Company Shares, including the right to vote the Company Shares for any and all purposes.

4.           If the Holder fails to fully adhere to the terms and conditions of this Agreement, he shall be liable to every other party for any damages suffered by any party by reason of any such breach of the terms and conditions hereof.  The Holder agrees that in the event of a breach of any of the terms and conditions of this Agreement, that in addition to all other remedies that may be available in law or in equity to the non-defaulting party, a preliminary and permanent injunction and an order of a court requiring such defaulting Holder to cease and desist from violating the terms and conditions of this Agreement and specifically requiring such Holder to perform his obligations hereunder is fair and reasonable by reason of the inability of the parties to this Agreement to presently determine the type, extent or amount of damages that the Company or the non-defaulting Holder may suffer as a result of any breach or continuation thereof.  In the event of default hereunder, the non-defaulting parties shall be entitled to recover reasonable attorney's fees incurred in the enforcement of this Agreement.

5.           This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and may not be amended unless both parties agree in writing.

6.           The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

7.           This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts entered into and to be performed wholly within said State; and the Company and the Holder agree that any action based upon this Agreement may be brought in the United States and state courts of Harris County, Texas only, and each submits himself/itself to the jurisdiction of such courts for all purposes hereunder.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of July 27, 2012.

COMPANY:

Mericol, LLC

By:    _____________________
Name:   _____________________
Title:   _____________________

HOLDER:

Philip Dias
_____________________

Number of Mericol Shares Subject
to this Agreement: _____________________